EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Fourth Quarter and Full Year 2020 Financial Results
EMERYVILLE, Calif., Feb. 16, 2021 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $48.3 million, or $0.56 per diluted share, for the fourth quarter ended December 31, 2020, which compares to $38.2 million, or $0.45 per diluted share, in the third quarter ended September 30, 2020 and $50.2 million, or $0.71 per diluted share, in the fourth quarter ended December 31, 2019. Adjusted net income for the quarter was $50.8 million or $0.59 per diluted share, which compares to $40.4 million or $0.47 per diluted share in the third quarter ended September 30, 2020 and $52.6 million or $0.75 per diluted share in the fourth quarter ended December 31, 2019.

Net income for the full year ended December 31, 2020 was $171.6 million or $2.13 per diluted share, which compares to $172.0 million or $2.47 per diluted share, for the year ended December 31, 2019. Adjusted net income for the year was $173.6 million or $2.19 per diluted share, which compares to $182.4 million or $2.62 per diluted share, for the year ended December 31, 2019. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return on equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

Claudia Merkle, CEO of National MI, said, “The fourth quarter capped an unprecedented year of challenge, resiliency and reward for National MI. In 2020, we helped over 250,000 borrowers gain access to housing, allowing them to establish a safe and secure environment in which to shelter through the COVID pandemic. We expanded our customer franchise, delivered record NIW volume, grew our high-quality insured portfolio and balance sheet, and delivered significant profitability, all while absorbing the impact of COVID through the year.”

Selected fourth quarter 2020 highlights include:

•New insurance written was $19.8 billion, up 7% compared to $18.5 billion in the third quarter and 66% compared to $11.9 billion in the fourth quarter of 2019
•Primary insurance-in-force at quarter end was $111.3 billion, up 6% from $104.5 billion at the end of the third quarter and 17% compared to the fourth quarter of 2019
•Net premiums earned were $100.7 million, up 2% compared $98.8 million in the third quarter and 5% compared to $95.5 million in the fourth quarter of 2019
•Underwriting and operating expenses were $35.0 million, including $1.7 million of capital market transaction costs, compared to $34.0 million in the third quarter and $31.3 million in the fourth quarter of 2019
•Insurance claims and claim expenses were $3.5 million, compared to $15.7 million in the third quarter and $4.3 million in the fourth quarter of 2019
•At quarter-end, cash and investments were $1.9 billion and shareholders’ equity was $1.4 billion, equal to $16.08 per share
•Annualized return on equity for the quarter was 14.4% and annualized adjusted return on equity was 15.2%
•At quarter-end, the company reported total PMIERs available assets of $1.8 billion and net risk-based required assets of $984 million

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	12/31/2020	9/30/2020	12/31/2019	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$111.3	$104.5	$94.8	6%	17%
New Insurance Written - NIW
Monthly premium	17.8	16.5	11.1	8%	60%
Single premium	2.0	2.0	0.9	1%	131%
Total (2)	19.8	18.5	11.9	7%	66%

FINANCIAL HIGHLIGHTS ($millions, except per share amounts)
Net Premiums Earned	100.7	98.8	95.5	2%	5%
Insurance Claims and Claim Expenses	3.5	15.7	4.3	(77)%	(17)%
Underwriting and Operating Expenses	35.0	34.0	31.3	3%	12%
Net Income	48.3	38.2	50.2	26%	(4)%
Adjusted Net Income	50.8	40.4	52.6	26%	(4)%
Cash and Investments	$1,931	$1,884	$1,182	3%	63%
Shareholders' Equity	1,370	1,308	930	5%	47%
Book Value per Share	$16.08	$15.42	$13.61	4%	18%
Loss Ratio	3.5%	15.9%	4.5%
Expense Ratio	34.7%	34.4%	32.8%
(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)    Total may not foot due to rounding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, February 16, 2021, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 1798854 or by referencing NMI Holdings, Inc

About NMI Holdings, Inc.

NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such

EXHIBIT 99.1
statements include, but are not limited to: uncertainty relating to the coronavirus ("COVID-19") pandemic and the measures taken by governmental authorities and other third parties to combat it, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and the Company’s business, operations and personnel, changes in the business practices of Fannie Mae and Freddie Mac (collectively, the "GSEs"), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements ("PMIERs") and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia ("D.C.") and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; developments in the world’s financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the timing and eventual implementation of the final rules concerning the expiration of the "QM Patch" and "Qualified Mortgage" definitions under the Dodd-Frank Act Ability to Repay/Qualified Mortgage rule; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counterparties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2020, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures

We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return on equity, adjusted expense ratio and adjusted combined ratio enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.

Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.

EXHIBIT 99.1
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.

Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.

Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.

Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.

Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return on equity, adjusted expense ratio and adjusted combined ratio exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.

(1)    Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4)    Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact

EXHIBIT 99.1
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Revenues	(In Thousands, except for per share data)
Net premiums earned	$100,709	$95,517	$397,172	$345,015
Net investment income	8,386	7,962	31,897	30,856
Net realized investment gains	295	264	930	45
Other revenues	513	1,154	3,284	2,855
Total revenues	109,903	104,897	433,283	378,771
Expenses
Insurance claims and claim expenses	3,549	4,269	59,247	12,507
Underwriting and operating expenses	34,994	31,296	131,610	126,621
Service expenses	459	937	2,840	2,248
Interest expense	7,906	2,974	24,387	12,085
Loss (gain) from change in fair value of warrant liability	1,379	2,632	(2,907)	8,657
Total expenses	48,287	42,108	215,177	162,118

Income before income taxes	61,616	62,789	218,106	216,653
Income tax expense	13,348	12,594	46,540	44,696
Net income	$48,268	$50,195	$171,566	$171,957

Earnings per share
Basic	$0.57	$0.74	$2.20	$2.54
Diluted	$0.56	$0.71	$2.13	$2.47

Weighted average common shares outstanding
Basic	84,956	68,140	78,023	67,573
Diluted	86,250	70,276	79,263	69,721

Loss ratio(1)	3.5%	4.5%	14.9%	3.6%
Expense ratio(2)	34.7%	32.8%	33.1%	36.7%
Combined ratio (3)	38.3%	37.2%	48.1%	40.3%

Net income	$48,268	$50,195	$171,566	$171,957
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) in accumulated other comprehensive income, net of tax expense (benefit) of $1,869 and ($444) for the three months ended December 31, 2020 and 2019, respectively, and $9,525 and $8,548 for the years ended December 31, 2020, and 2019, respectively	7,031	(1,668)	35,829	32,155
Reclassification adjustment for realized (gains) losses included in net income, net of tax expense (benefit) of $62 and $55 for the three months ended December 31, 2020 and 2019, respectively, and ($196) and $9 for the years ended December 31, 2020, and 2019 respectively	(233)	(208)	739	(35)
Other comprehensive income (loss), net of tax	6,798	(1,876)	36,568	32,120
Comprehensive income	$55,066	$48,319	$208,134	$204,077
(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets	December 31, 2020	December 31, 2019
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $1,730,835 and $1,113,779 as of December 31, 2020 and December 31, 2019, respectively)	$1,804,286	$1,140,940
Cash and cash equivalents (including restricted cash of $5,555 and $2,662 as of December 31, 2020 and December 31, 2019, respectively)	126,937	41,089
Premiums receivable	49,779	46,085
Accrued investment income	9,862	6,831
Prepaid expenses	3,292	3,512
Deferred policy acquisition costs, net	62,225	59,972
Software and equipment, net	29,665	26,096
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	6,190	15,488
Reinsurance recoverable (1)	17,608	4,939
Other assets (1)	53,188	16,232
Total assets	$2,166,666	$1,364,818

Liabilities
Debt	$393,301	$145,764
Unearned premiums	118,817	136,642
Accounts payable and accrued expenses	61,716	39,904
Reserve for insurance claims and claim expenses	90,567	23,752
Reinsurance funds withheld	8,653	14,310
Warrant liability, at fair value	4,409	7,641
Deferred tax liability, net	112,586	56,360
Other liabilities	7,026	10,025
Total liabilities	797,075	434,398

Shareholders' equity
Common stock - class A shares, $0.01 par value; 85,163,039 and 68,358,074 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively (250,000,000 shares authorized)	852	684
Additional paid-in capital	937,872	707,003
Accumulated other comprehensive income, net of tax	53,856	17,288
Retained earnings	377,011	205,445
Total shareholders' equity	1,369,591	930,420
Total liabilities and shareholders' equity	$2,166,666	$1,364,818
(1)    Reinsurance recoverable has been reclassified to "Other assets" in the prior periods.

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	For the three months ended			For the year ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020		12/31/2019
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$100,709	$98,802	$95,517	$397,172		$345,015
Net investment income	8,386	8,337	7,962	31,897		30,856
Net realized investment gains (losses)	295	(4)	264	930		45
Other revenues	513	648	1,154	3,284		2,855
Total revenues	109,903	107,783	104,897	433,283		378,771
Expenses
Insurance claims and claim expenses	3,549	15,667	4,269	59,247		12,507
Underwriting and operating expenses	34,994	33,969	31,296	131,610		126,621
Service expenses	459	557	937	2,840		2,248
Interest expense	7,906	7,796	2,974	24,387		12,085
Loss (gain) from change in fair value of warrant liability	1,379	437	2,632	(2,907)		8,657
Total expenses	48,287	58,426	42,108	215,177		162,118

Income before income taxes	61,616	49,357	62,789	218,106		216,653
Income tax expense	13,348	11,178	12,594	46,540		44,696
Net income	$48,268	$38,179	$50,195	$171,566		171,957

Adjustments:
Net realized investment (gains) losses	(295)	4	(264)	(930)		(45)
Loss (gain) from change in fair value of warrant liability	1,379	437	2,632	(2,907)		8,657
Capital markets transaction costs	1,719	2,254	—	7,237		2,353
Adjusted income before taxes	64,419	52,052	65,157	221,506		227,618

Income tax expense on adjustments	299	474	(55)	1,324		485
Adjusted net income	$50,772	$40,400	$52,618	$173,642		$182,437

Weighted average diluted shares outstanding	86,250	85,599	70,276	79,263		69,721

Diluted EPS	$0.56	$0.45	$0.71	$2.13	(1)	$2.47
Adjusted diluted EPS	$0.59	$0.47	$0.75	$2.19		$2.62

Return on equity (2)	14.4%	11.9%	22.3%	14.9%		21.1%
Adjusted return on equity (3)	15.2%	12.6%	23.3%	15.1%		22.4%

Expense ratio (4)	34.7%	34.4%	32.8%	33.1%		36.7%
Adjusted expense ratio (5)	33.0%	32.1%	32.8%	32.0%		36.0%

Combined ratio (6)	38.3%	50.2%	37.2%	48.1%		40.3%
Adjusted combined ratio (7)	36.6%	48.0%	37.2%	46.9%		39.6%
(1)    Diluted net income for the year ended December 31, 2020 excludes the impact of the warrant fair value change as it was anti-dilutive. For all other periods presented, diluted net income equals reported net income as the impact of the warrant fair value change was dilutive.
(2)    Return on equity is calculated by dividing net income on an annualized basis by the average shareholders' equity for the period
(3)    Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
(4)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1
(5)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(6)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claims expense by net premiums earned.
(7)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claims expense by net premiums earned.

Historical Quarterly Data	2020				2019
	December 31	September 30	June 30	March 31	December 31	September 30
Revenues	(In Thousands, except for per share data)
Net premiums earned	$100,709	$98,802	$98,944	$98,717	$95,517	$92,381
Net investment income	8,386	8,337	7,070	8,104	7,962	7,882
Net realized investment gains (losses)	295	(4)	711	(72)	264	81
Other revenues	513	648	1,223	900	1,154	1,244
Total revenues	109,903	107,783	107,948	107,649	104,897	101,588
Expenses
Insurance claims and claim expenses	3,549	15,667	34,334	5,697	4,269	2,572
Underwriting and operating expenses	34,994	33,969	30,370	32,277	31,296	32,335
Service expenses	459	557	1,090	734	937	909
Interest expense	7,906	7,796	5,941	2,744	2,974	2,979
Loss (gain) from change in fair value of warrant liability	1,379	437	1,236	(5,959)	2,632	(1,139)
Total expenses	48,287	58,426	72,971	35,493	42,108	37,656

Income before income taxes	61,616	49,357	34,977	72,156	62,789	63,932
Income tax expense	13,348	11,178	8,129	13,885	12,594	14,169
Net income	$48,268	$38,179	$26,848	$58,271	$50,195	$49,763

Earnings per share
Basic	$0.57	$0.45	$0.36	$0.85	$0.74	$0.73
Diluted	$0.56	$0.45	$0.36	$0.74	$0.71	$0.69

Weighted average common shares outstanding
Basic	84,956	84,805	73,617	68,563	68,140	67,849
Diluted	86,250	85,599	74,174	70,401	70,276	70,137

Other data
Loss Ratio(2)	3.5%	15.9%	34.7%	5.8%	4.5%	2.8%
Expense Ratio(3)	34.7%	34.4%	30.7%	32.7%	32.8%	35.0%
Combined ratio (4)	38.3%	50.2%	65.4%	38.5%	37.2%	37.8%
(1)    Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
(2)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(3)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(4)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	($ Values In Millions)
New insurance written	$19,782	$18,499	$13,124	$11,297	$11,949	$14,100
New risk written	4,868	4,577	3,260	2,897	3,082	3,651
Insurance in force (IIF) (1)	111,252	104,494	98,905	98,494	94,754	89,713
Risk in force (1)	28,164	26,568	25,238	25,192	24,173	22,810
Policies in force (count) (1)	399,429	381,899	372,934	376,852	366,039	350,395
Average loan size ($ value in thousands) (1)	$279	$274	$265	$261	$259	$256
Coverage percentage (2)	25.3%	25.4%	25.5%	25.6%	25.5%	25.4%
Loans in default (count) (1)	12,209	13,765	10,816	1,449	1,448	1,230
Default rate (1)	3.06%	3.60%	2.90%	0.38%	0.40%	0.35%
Risk in force on defaulted loans (1)	$874	$1,008	$799	$84	$84	$70
Net premium yield (3)	0.37%	0.39%	0.40%	0.41%	0.41%	0.43%
Earnings from cancellations	$11.7	$12.6	$15.5	$8.6	$8.0	$7.4
Annual persistency (4)	55.9%	60.0%	64.1%	71.7%	76.8%	82.4%
Quarterly run-off (5)	12.5%	13.1%	12.9%	8.0%	7.7%	7.5%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given 12-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three month period.
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated

Primary NIW	For the three months ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(In Millions)
Monthly	$17,789	$16,516	$11,885	$10,461	$11,085	$12,994
Single	1,993	1,983	1,239	836	864	1,106
Primary	$19,782	$18,499	$13,124	$11,297	$11,949	$14,100

EXHIBIT 99.1

Primary and pool IIF	As of
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(In Millions)
Monthly	$95,336	$88,584	$82,848	$81,347	$77,097	$71,814
Single	15,916	15,910	16,057	17,147	17,657	17,899
Primary	111,252	104,494	98,905	98,494	94,754	89,713

Pool	1,855	2,115	2,340	2,487	2,570	2,668
Total	$113,107	$106,609	$101,245	$100,981	$97,324	$92,381

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction and 2020 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction, 2019 ILN Transaction, 2020-1 ILN Transaction and 2020-2 ILN Transaction, and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$5,543,969	$5,159,061	$4,563,676	$4,843,715	$5,137,249	$4,901,809
Ceded premiums earned	(24,161)	(24,517)	(23,210)	(23,011)	(23,673)	(23,151)
Ceded claims and claim expenses	601	3,200	8,669	1,532	1,030	766
Ceding commission earned	4,787	4,798	4,428	4,513	4,691	4,584
Profit commission	13,184	11,034	5,271	12,413	13,314	13,254

The ILN Transactions
Ceded premiums	$(9,422)	$(6,268)	$(3,267)	$(3,872)	$(4,263)	$(4,409)
    The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended			For the year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	($ In Millions)
>= 760	$11,495	$11,600	$6,253	$37,437	$21,931
740-759	3,387	2,575	1,864	9,443	7,541
720-739	2,447	2,187	1,712	7,820	6,643
700-719	1,430	1,217	1,204	4,644	4,783
680-699	820	793	662	2,692	3,021
<=679	203	127	254	666	1,222
Total	$19,782	$18,499	$11,949	$62,702	$45,141
Weighted average FICO	761	764	756	761	753

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended			For the year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(In Millions)
95.01% and above	$1,877	$587	$663	$3,732	$3,192
90.01% to 95.00%	7,839	7,767	5,528	26,000	21,475
85.01% to 90.00%	6,239	6,968	4,296	22,356	15,555
85.00% and below	3,827	3,177	1,462	10,614	4,919
Total	$19,782	$18,499	$11,949	$62,702	$45,141
Weighted average LTV	90.9%	90.7%	91.4%	90.9%	91.8%

Primary NIW by purchase/refinance mix	For the three months ended			For the year ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(In Millions)
Purchase	$13,085	$12,764	$9,041	$41,616	$37,405
Refinance	6,697	5,735	2,908	21,086	7,736
Total	$19,782	$18,499	$11,949	$62,702	$45,141
The table below presents a summary of our primary IIF and RIF by book year as of December 31, 2020.

Primary IIF and RIF	As of December 31, 2020
	IIF	RIF
	(In Millions)
December 31, 2020	$58,232	$14,510
2019	25,038	6,548
2018	9,788	2,494
2017	8,009	2,002
2016	6,756	1,732
2015 and before	3,429	878
Total	$111,252	$28,164
    The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	December 31, 2020	September 30, 2020	December 31, 2019
	(In Millions)
>= 760	$58,368	$53,742	$44,793
740-759	17,442	16,193	15,728
720-739	15,091	14,352	13,417
700-719	10,442	10,235	10,284
680-699	6,777	6,713	6,774
<=679	3,132	3,259	3,758
Total	$111,252	$104,494	$94,754

EXHIBIT 99.1

Primary RIF by FICO	As of
	December 31, 2020	September 30, 2020	December 31, 2019
	(In Millions)
>= 760	$14,634	$13,563	$11,388
740-759	4,449	4,141	4,034
720-739	3,868	3,694	3,465
700-719	2,692	2,635	2,632
680-699	1,748	1,730	1,728
<=679	773	805	926
Total	$28,164	$26,568	$24,173

Primary IIF by LTV	As of
	December 31, 2020	September 30, 2020	December 31, 2019
	(In Millions)
95.01% and above	$9,129	$8,130	$8,640
90.01% to 95.00%	49,898	47,828	44,668
85.01% to 90.00%	36,972	35,224	30,163
85.00% and below	15,253	13,312	11,283
Total	$111,252	$104,494	$94,754

Primary RIF by LTV	As of
	December 31, 2020	September 30, 2020	December 31, 2019
	(In Millions)
95.01% and above	$2,637	$2,310	$2,390
90.01% to 95.00%	14,673	14,056	13,086
85.01% to 90.00%	9,067	8,642	7,376
85.00% and below	1,787	1,560	1,321
Total	$28,164	$26,568	$24,173

Primary RIF by Loan Type	As of
	December 31, 2020	September 30, 2020	December 31, 2019

Fixed	99%	99%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	1	1	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(In Millions)
IIF, beginning of period	$104,494	$98,905	$89,713
NIW	19,782	18,499	11,949
Cancellations, principal repayments and other reductions	(13,024)	(12,910)	(6,908)
IIF, end of period	$111,252	$104,494	$94,754

EXHIBIT 99.1
Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	December 31, 2020	September 30, 2020	December 31, 2019
California	11.2%	11.3%	11.8%
Texas	8.8	8.3	8.2
Florida	7.3	6.7	5.7
Virginia	5.1	5.4	5.3
Colorado	4.1	4.0	3.4
Illinois	3.8	4.0	3.8
Maryland	3.7	3.6	3.4
Washington	3.5	3.5	3.3
Pennsylvania	3.4	3.5	3.6
Massachusetts	3.3	3.5	3.3
Total	54.2%	53.8%	51.8%

The table below presents selected primary portfolio statistics, by book year, as of December 31, 2020.

	As of December 31, 2020
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$12	7%	655	74	1	1	0.2%	0.3%	1.4%
2014	3,451	478	14%	14,786	2,783	128	48	4.2%	1.2%	4.6%
2015	12,422	2,939	24%	52,548	15,201	597	111	3.2%	1.3%	3.9%
2016	21,187	6,756	32%	83,626	31,635	1,417	118	2.9%	1.8%	4.5%
2017	21,582	8,009	37%	85,897	37,919	2,219	82	4.6%	2.7%	5.9%
2018	27,295	9,788	36%	104,043	44,969	2,962	57	8.4%	2.9%	6.6%
2019	45,141	25,038	55%	148,423	91,657	3,724	8	14.7%	2.5%	4.1%
2020	62,702	58,232	93%	186,174	175,191	1,161	—	9.4%	0.6%	0.7%
Total	$193,942	$111,252		676,152	399,429	12,209	425
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1
    The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended		For the year ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(In Thousands)
Beginning balance	$87,230	$20,505	$23,752	$12,811
Less reinsurance recoverables (1)	(17,180)	(4,309)	(4,939)	(3,001)
Beginning balance, net of reinsurance recoverables	70,050	16,196	18,813	9,810

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	5,745	3,789	66,943	14,737
Prior years (3)	(2,196)	480	(7,696)	(2,230)
Total claims and claim expenses incurred	3,549	4,269	59,247	12,507

Less claims paid:
Claims and claim expenses paid:
Current year (2)	434	204	586	204
Prior years (3)	206	1,448	4,515	3,849
Reinsurance terminations (4)	—	—	—	(549)
Total claims and claim expenses paid	640	1,652	5,101	3,504

Reserve at end of period, net of reinsurance recoverables	72,959	18,813	72,959	18,813
Add reinsurance recoverables (1)	17,608	4,939	17,608	4,939
Ending balance	$90,567	$23,752	$90,567	$23,752
(1)    Related to ceded losses recoverable under the QSR Transactions
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance.
(4)    Represents the settlement of reinsurance recoverables in conjunction with the termination of one reinsurer under the 2016 QSR Transaction on a cut-off basis.
    The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the year ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Beginning default inventory	13,765	1,230	1,448	877
Plus: new defaults	2,589	591	19,459	2,429
Less: cures	(4,122)	(319)	(8,548)	(1,702)
Less: claims paid	(20)	(54)	(143)	(152)
Less: claims denied	(3)	—	(7)	(4)
Ending default inventory	12,209	1,448	12,209	1,448

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the year ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(In Thousands)
Number of claims paid (1)	20	54	143	152
Total amount paid for claims	$813	$2,051	$6,434	$5,030
Average amount paid per claim	$41	$38	$45	$33
Severity(2)	75%	80%	80%	74%
(1)    Count includes one and nine claims settled without payment for the three months and year ended December 31, 2020, respectively, and five and 19 claims settled without payment for the three months and year ended December 31, 2019, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.
    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of December 31, 2020	As of December 31, 2019
	(In Thousands)
Case (1)	$6.8	$15.0
IBNR (2)	$0.6	$1.4
Total	$7.4	$16.4
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	December 31, 2020	September 30, 2020	December 31, 2019
	(In Thousands)
Available Assets	$1,750,668	$1,671,990	$1,016,387
Risk-Based Required Assets	984,372	990,678	773,474